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                                                                     EXHIBIT 5.1


            [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


                                                   November 6, 2003


Rayovac Corporation
601 Rayovac Drive
Madison, Wisconsin  53711

     Re:    Rayovac Corporation
            Registration Statement on Form S-4

Ladies and Gentlemen:

     We are acting as special counsel to Rayovac Corporation, a Wisconsin corporation (the "Company"), in connection with the public offering of $350,000,000 aggregate principal amount of the Company's 8 1/2% Senior Subordinated Notes Due 2013 (the "Exchange Notes") and related guarantees by the Subsidiary Guarantors (as defined below) (the "Subsidiary Guarantees"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 8 1/2% Senior Subordinated Notes Due 2013, together with guarantees thereof by the Subsidiary Guarantors (the "Original Notes") under the Indenture, dated as of September 30, 2003 (the "Indenture"), among the Company, U.S. Bank National Association, as trustee (the "Trustee"), and the Subsidiary Guarantors, as contemplated by the Registration Rights Agreement, dated as of September 30, 2003 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, Banc of America Securities LLC, Citigroup Global Markets Inc. and ABN AMRO Incorporated.

     ROV Holding, Inc., a Delaware corporation, Remington Products Company, L.L.C., a Delaware limited liability company, and Rovcal, Inc., a California corporation, each of which is a wholly owned subsidiary of the Company, are collectively referred to herein as the "Subsidiary Guarantors."

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4

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to be filed with the Securities and Exchange Commission (the "Commission") on
the date hereof under the Act (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee to be filed as an exhibit to the Registration Statement; (v) the Certificate of Incorporation, Certificate of Formation or Articles of Incorporation, as the case may be, of each Subsidiary Guarantor, certified as in effect on the date hereof; (vi) the By-Laws or Limited Liability Company Agreement, as the case may be, of each Subsidiary Guarantor, certified as in effect on the date hereof; (vii) the form of the Exchange Notes; and (viii) the form of the Subsidiary Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that all parties thereto (other than the Subsidiary Guarantors), had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have also assumed that the Company is validly existing in good standing under the laws of its jurisdiction of incorporation and that the Company and each Subsidiary Guarantor has been duly organized and has complied with all aspects of applicable laws of all jurisdictions (including their respective jurisdictions of incorporation) in connection with the transactions contemplated by the Exchange Offer. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors, public officials and others.

     Our opinions set forth herein are limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the California General Corporation Law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes and the Subsidiary Guarantees (in the forms examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of

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the Exchange Offer against receipt of the Original Notes and related guarantees surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (a) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms and
(b) each Subsidiary Guarantee will constitute a valid and binding obligation of the Subsidiary Guarantor that is a party thereto, enforceable against such Subsidiary Guarantor in accordance with its terms, except, in each case, to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder and the execution and delivery by each of the Subsidiary Guarantors of their respective Subsidiary Guarantees and the performance by each Subsidiary Guarantor of its obligations thereunder and under the Indenture do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Subsidiary Guarantors or any of their properties are subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed under Item 21(a) in
Part II of the Registration Statement or listed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP